Exhibit 99.1

Catalyst Biosciences Announces 1-for-15 Reverse Stock Split

SOUTH SAN FRANCISCO, Calif., February 10, 2017– Catalyst Biosciences, Inc., a clinical-stage biopharmaceutical company focused on developing novel medicines to address hematology indications, today announced a reverse stock split of its shares of common stock at a ratio of one-for-fifteen. The reverse stock split will be effective at 5:00 p.m. Eastern Time on February 10, 2017. At the opening of trading on February 13, 2017, Catalyst’s common stock will begin trading on a split-adjusted basis and the number of shares of Catalyst’s common stock outstanding will decrease from approximately 13.0 million pre-split shares to approximately 868,000 post-split shares.

The primary purpose of the reverse stock split is to enable Catalyst to regain compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. Catalyst has until May 30, 2017 to regain compliance with the minimum bid price requirement and has submitted written notice to Nasdaq of its intention to cure the minimum bid price deficiency by effecting a reverse stock split. To regain compliance, the closing bid price of Catalyst’s common stock must be at least $1.00 for a minimum of ten (10) consecutive trading days.

“In the past three months we have presented data supporting the refocused development of our promising hemostasis programs to deliver subcutaneous prophylactic treatment to individuals with hemophilia, and we intend to commence two clinical trials this year,” said Nassim Usman, Ph.D., President and Chief Executive Officer of Catalyst. “We believe that both our Factor VIIa and Factor IX hemophilia product candidates have the properties required, including high potency, to allow for subcutaneous injection with the potential to achieve stable and normal clotting levels.”

Catalyst’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “CBIO.” There will be no change to the Company’s ticker symbol as a result of the reverse stock split. In addition, Catalyst’s common stock will trade under a new CUSIP number 14888D 208 following the reverse stock split.

In the reverse stock split, every fifteen (15) shares of Catalyst’s common stock outstanding will automatically be changed and reclassified into one (1) new share of common stock. Holders of common stock that would otherwise receive a fractional share of common stock pursuant to the reverse stock split will receive cash in lieu of the fractional share. The reverse stock split will affect all Catalyst stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Catalyst (except to the extent that the reverse stock split results in any stockholders owning only a fractional share). Additionally, all Catalyst convertible notes, equity awards and warrants outstanding immediately prior to the reverse stock split will be proportionately adjusted.

Stockholders who hold their shares electronically in book-entry form at a brokerage firm need not take action as their shares will automatically be adjusted by their brokerage firm to reflect the reverse stock split. Beneficial holders may contact their bank, broker or nominee with any questions regarding the procedure of implementing the reverse stock split.

As soon as practicable after the effective time of the reverse stock split, Catalyst or its transfer agent, American Stock Transfer & Trust Company, LLC will mail a letter of transmittal to each stockholder of record. Stockholders holding physical certificates may (but are not required to) send their certificates, along with the properly completed and executed letter of transmittal to American Stock Transfer & Trust Company, LLC at the address given below. The transfer agent will send each stockholder’s new stock certificate and payment in lieu of any fractional share promptly after receipt of that stockholder’s properly completed letter of transmittal and old stock certificates.

Mail:

American Stock Transfer & Trust Company, LLC

Operations Center, Attn: Reorganization Department

6201 15th Avenue

Brooklyn, NY 11219

Phone:

800-937-5449 or (718) 921-8124

Additional information regarding the reverse stock split can be found in Catalyst’s Definitive Proxy Statement on Schedule 14A (Form DEF 14A), filed with the SEC on January 12, 2017, and posted in the “Investors” section of Catalyst’s website at www.catalystbiosciences.com.

About Factor VIIa

Marzeptacog alfa (activated) is a next-generation Factor VIIa that successfully completed an intravenous Phase 1 clinical trial in severe hemophilia A and B with and without inhibitors. Marzeptacog alfa (activated) is being developed for the prophylactic treatment of severe hemophilia patients with inhibitors. Marzeptacog alfa (activated) was designed to combine higher clot-generating activity at the site of bleeding and improved duration of action.

About Factor IX

CB 2679d/ISU304 is a next-generation coagulation Factor IX variant that is in advanced preclinical development. CB 2679d/ISU304 has exhibited enhanced procoagulant activity, improved efficacy in inhibiting blood loss, and prolonged duration of action in bleeding and non-bleeding preclinical models compared to other Factor IX products on the market and in development. Catalyst believes that CB 2679d/ISU304 may allow for subcutaneous prophylactic treatment of individuals with hemophilia B.

Catalyst has a collaboration with ISU Abxis to advance the development of CB 2679d/ISU304 through a Phase 1/2 proof-of-concept study in individuals with hemophilia B. After Phase 1, ISU Abxis retains exclusive commercial rights in South Korea while Catalyst retains full development and commercial rights for CB 2679d/ISU304 outside of South Korea.

About Catalyst

Catalyst is a clinical-stage biopharmaceutical company focused on developing novel medicines to address hematology indications. Catalyst is focused on the field of hemostasis, including the subcutaneous prophylaxis of hemophilia and facilitating surgery in individuals with hemophilia. Catalyst’s most advanced program is a potent next-generation coagulation Factor VIIa variant, marzeptacog alfa (activated), that has successfully completed an intravenous Phase 1 clinical trial in individuals with severe hemophilia A or B. Catalyst is also developing a next-generation Factor IX variant, CB 2679d/ISU304, that is in advanced preclinical development. For more information, please visit www.catalystbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statement of historical facts, included in this press release regarding our strategy, future operations, and plans are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Catalyst’s clinical trial timelines, including the anticipated initiation two trials in 2017, the potential uses and benefits of subcutaneously dosed CB 2679d/ISU304 and marzeptacog alfa (activated) and the continued trading of Catalyst’s common stock on The Nasdaq Capital Market. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Catalyst makes, including, but not limited to, the risk that trials and studies may be delayed and may not have satisfactory outcomes, that human trials will not replicate the results from animal studies, that potential adverse effects may arise from the testing or use of Catalyst’s products, including the generation of antibodies, the risk that costs required to develop or manufacture Catalyst’s products will be higher than anticipated, competition, changes in the market price of our common stock due to market volatility or fluctuations in our operating results and other factors described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Catalyst does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts:

Investors:

Fletcher Payne, CFO

Catalyst Biosciences

650.871.0761

investors@catbio.com

Media:

Denise Powell

510.703.9491

denise@redhousecomms.com